UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 23, 2017
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 23, 2017, Deanna Mulligan, a director of Arch Capital Group Ltd. (“ACGL”), notified the Board of Directors (the “Board”) that she was resigning from the Board, effective immediately, as a result of a potential future conflict of interest.
ITEM 7.01    Regulation FD Disclosure.
On February 24, 2017, ACGL issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
ITEM    8.01    Other Events.
Preferred Share Dividends. On February 24, 2017, the Board of ACGL declared dividends with respect to the outstanding 12,902,193 shares of its 6.75% Non-Cumulative Preferred Shares, Series C, $0.01 per share (the “Series C Shares”), with a liquidation preference of $25.00 per share, as outlined below. All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on March 31, 2017 to holders of record of the Series C Shares, as of March 15, 2017, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series C	3/31/17	12/31/16-3/30/17	$5,443,113	$0.421875

In addition, on February 24, 2017, the Board of ACGL declared dividends with respect to the outstanding 18,000,000 depositary shares, each representing a 1/1000th interest in a share of 5.25% Non-Cumulative Preferred Shares, Series E, $0.01 per share (“Series E Shares”), with a $25,000 liquidation preference per share (equivalent to a $25.00 liquidation preference per depositary share), as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on March 31, 2017 to holders of record of the Series E Shares, as of March 15, 2017, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series E	3/31/17	1/03/17-3/30/17	$5,775,000	$0.320833
ITEM 9.01    Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release issued by Arch Capital Group Ltd. on February 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: February 24, 2017	By:	/s/ Marc Grandisson
		Name:	Marc Grandisson
		Title:	President and Chief Operating Officer